Consent of
        Ernst & Young LLP, Independent Registered Public Accounting Firm



We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R, Class Y, and Class Z shares' Prospectuses and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Class A, Class B, Class C, Class R, Class Y, and Class Z shares' Statement of Additional Information and to the incorporation by reference of our report, dated December 14, 2007, on the financial statements and financial highlights of Pioneer High Yield Fund included in the Annual Report to the Shareowners for the year ended October 31, 2007 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 14 to the Registration Statement (Form N-1A, No. 333-90789) of Pioneer High Yield Fund.


                                                           /s/ ERNST & YOUNG LLP


Boston, StateMassachusetts
February 25, 2008